Exhibit 99.1

Brookline Bancorp Announces 2006 First Quarter Operating Results and Dividend Declaration

    Business Editors/Banking Writers/Financial Editors

    BROOKLINE, Mass.--(BUSINESS WIRE)--April 20, 2006--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today its earnings for the 2006 first quarter and the approval by its Board of Directors of a regular quarterly dividend of $0.085 per share payable May 15, 2006 to stockholders of record on April 28, 2006.
    The Company earned $5,397,000, or $0.09 per share (on a basic and diluted basis), for the quarter ended March 31, 2006 compared to $5,532,000, or $0.09 per share (on a basic and diluted basis) for the quarter ended March 31, 2005. Included in the 2006 and 2005 quarterly periods were after-tax securities gains of $358,000 and $381,000, respectively. The 2.4% decline in quarterly earnings was attributable to a reduction in interest rate spread and net interest margin.
    Interest rate spread has been declining steadily from 2.59% in the 2005 first quarter to 2.33% in the 2005 fourth quarter and 2.17% in the 2006 first quarter. These declines resulted from a more rapid increase in the average rates paid on deposits and borrowed funds than in the increase in the average rates earned on assets. While interest income was 16% higher in the 2006 first quarter than in the 2005 first quarter, interest expense rose by 55% between the two quarterly periods. This significant increase in expense resulted primarily from the rate setting actions of the Federal Reserve, increased competition for deposits and a shift in the mix of deposits. Customarily, higher rates are paid on certificates of deposit than on transaction deposit accounts. Certificates of deposit comprised 56% of total deposits at March 31, 2006 compared to 55% at December 31, 2005 and 41% at December 31, 2004.
    Commencing in June 2004 and extending to the end of the 2006 first quarter, the Board of Governors of the Federal Reserve System approved 15 rate increases of 0.25% each in the federal funds rate for overnight borrowings between banks. As a result of these rate setting actions, a flat yield curve evolved. The yield curve represents the difference in rates paid on U.S. Treasury obligations with varying time periods to maturity. An upward slope in the yield curve means that long-term rates are higher than short-term rates. Generally, an upward slope in the yield curve is favorable for banks. Over the past few quarters, the slope of the yield curve has been close to flat. This scenario has caused the Company's net interest income to shrink. Improvement in net interest income will continue to be difficult to achieve until an upward slope in the yield curve starts to develop.
    The trend in net interest margin (net interest income divided by average interest-earning assets) was similar to that in interest rate spread. It declined from 3.31% in the 2005 first quarter to 3.19% in the 2005 fourth quarter and 3.11% in the 2006 first quarter. The declines resulted from the developments mentioned in the two preceding paragraphs and a reduction in the percent of total interest-earnings assets comprised of mortgage loans from 54% in the 2005 first quarter to 51% in the 2006 first quarter. Typically, the yield on mortgage loans is higher than the yields earned on the Company's other interest-earning assets. It should be noted, however, that loan pricing has been subjected to greater competitive pressure over the past two years and, as a result, it has been increasingly difficult to incorporate the rise in funding costs into the pricing of new loan originations.
    The Company is hopeful that two new initiatives will help to improve asset yields prospectively. On April 13, 2006, the Company increased its ownership of Eastern Funding LLC ("Eastern") from approximately 28% to 87%. Eastern is a company that specializes primarily in the financing of coin operated laundry and dry cleaning equipment in the greater metropolitan New York area and selected other locations in the Northeast. Yields earned on Eastern's $107 million loan portfolio are significantly greater than the yields earned on the Company's loans. The second important initiative relates to the hiring in February 2006 of an experienced senior officer who will be responsible for growing the Company's commercial loan portfolio. Lending to commercial enterprises can be rewarding not only because the loans typically are priced at attractive rates and on a variable rate basis but also because of the deposits that accompany the lending relationships. Meaningful improvement in the Company's earnings as a result of these two initiatives will take some time to occur.
    The provision for loan losses increased from $654,000 in the 2005 first quarter to $748,000 in the 2006 first quarter. The increase was due to the indirect automobile loan portfolio which grew from $392 million at March 31, 2005 to $459 million at December 31, 2005 and $491 million at March 31, 2006. Net charge-offs in the 2006 first quarter were $479,000, resulting in an annualized net charge-off rate of 0.40%. Indirect automobile loans delinquent more than 30 days were $4.2 million, or 0.86% of the portfolio, at March 31, 2006 compared to $5.5 million, or 1.21% of the portfolio, at December 31, 2005. In the 2005 first quarter, $50,000 was credited to income due to payments made on loans acquired in the acquisition of Mystic Financial, Inc. ("Mystic") which was completed on January 7, 2005. Non-performing assets remained modest at $1.5 million, or 0.07% of total assets, at March 31, 2006. The allowance for loan losses was $22.5 million at March 31, 2006, or 1.34% of total loans.
    Non-interest income was $419,000 less in the 2006 first quarter than in the 2005 first quarter due primarily to a $356,000 decline in fees from mortgage loan prepayments. Non-interest expense was $471,000, or 5%, less in the 2006 first quarter than in the 2005 first quarter. In 2005, the Company experienced $382,000 in expenses related to the merger/conversion of Mystic into the Company. Additionally, as a result, of a new accounting pronouncement, dividends of $169,000 paid on unvested restricted stock were expensed in 2006 whereas similar dividends of $228,000 paid in 2005 were not expensed, and dividend equivalent rights of $363,000 paid in the 2006 first quarter were not expensed whereas $363,000 of dividend equivalent rights paid in the 2005 first quarter were expensed. Excluding these items, non-interest expenses were $105,000, or 1%, higher in the 2006 first quarter compared to the 2005 first quarter.
    The effective income tax rate declined from 40.5% in the 2005 first quarter to 38.8% in the 2006 first quarter due to a higher portion of taxable income being earned by the Company's investment security subsidiaries. Income in those subsidiaries is subject to a lower rate of state taxation than income earned by the Company and its other subsidiaries.
    The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences included, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                   (In thousands except share data)

                                 March 31,   December 31,  March 31,
                                   2006         2005         2005
                                ------------ ------------ ------------
            ASSETS
Cash and due from banks         $   15,307   $   15,507   $   10,491
Short-term investments             108,954      102,888      133,549
Securities available for sale      359,879      374,906      366,374
Securities held to maturity
 (market value of $406, $423
  and $895, respectively)              395          410          875
Restricted equity securities        24,608       23,081       22,557
Loans                            1,673,313    1,636,755    1,586,884
Allowance for loan losses          (22,478)     (22,248)     (21,383)
                                -----------  -----------  -----------
   Net loans                     1,650,835    1,614,507    1,565,501
                                -----------  -----------  -----------
Other investment                     4,723        4,662        4,438
Accrued interest receivable          9,268        9,189        8,189
Bank premises and equipment,
 net                                 9,755       10,010       11,647
Other real estate owned                  -            -        1,400
Deferred tax asset                  11,246       11,347        8,434
Prepaid income taxes                     -            -        1,513
Core deposit intangible              8,945        9,471       11,249
Goodwill                            35,615       35,615       36,605
Other assets                         3,550        3,111        2,172
                                -----------  -----------  -----------
   Total assets                 $2,243,080   $2,214,704   $2,184,994
                                ===========  ===========  ===========

       LIABILITIES AND
     STOCKHOLDERS' EQUITY
-------------------------------
Deposits                        $1,161,555   $1,168,307   $1,143,461
Borrowed funds                     459,512      411,507      397,552
Subordinated debt                   12,187       12,218       12,310
Mortgagors' escrow accounts          5,894        5,377        5,961
Income taxes payable                   327          630            -
Accrued expenses and other
 liabilities                        13,065       14,215       13,402
                                -----------  -----------  -----------
   Total liabilities             1,652,540    1,612,254    1,572,686
                                -----------  -----------  -----------

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued               -            -            -
  Common stock, $0.01 par
   value; 200,000,000 shares
   authorized; 62,989,384
   shares, 62,989,384 shares
   and 62,996,235 shares
   issued, respectively                630          630          630
  Additional paid-in capital       505,267      512,338      511,768
  Retained earnings, partially
   restricted                      108,845      121,042      132,196
  Accumulated other
   comprehensive income (loss)      (2,399)      (1,577)      (1,028)
  Treasury stock, at cost -
   1,405,611 shares,
   1,405,611 shares and
   1,336,799 shares,
   respectively                    (18,144)     (18,144)     (17,040)
  Unearned compensation -
   recognition and retention
   plans                                 -       (8,103)     (10,241)
  Unallocated common stock held
   by ESOP - 671,142 shares,
   685,161 shares and 729,355
   shares, respectively             (3,659)      (3,736)      (3,977)
                                -----------  -----------  -----------
     Total stockholders' equity    590,540      602,450      612,308
                                -----------  -----------  -----------
     Total liabilities and
      stockholders' equity      $2,243,080   $2,214,704   $2,184,994
                                ===========  ===========  ===========

               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
                   (In thousands except share data)

                                                 Three months ended
                                                      March 31,
                                               -----------------------
                                                  2006        2005
                                               ----------- -----------
Interest income:
  Loans                                           $24,050     $21,724
  Debt securities                                   3,620       2,267
  Marketable equity securities                         33          74
  Restricted equity securities                        309         219
  Short-term investments                            1,112         846
                                               ----------- -----------
   Total interest income                           29,124      25,130
                                               ----------- -----------

Interest expense:
  Deposits                                          7,446       4,559
  Borrowed funds                                    4,843       3,382
  Subordinated debt                                   207         135
                                               ----------- -----------
   Total interest expense                          12,496       8,076
                                               ----------- -----------
Net interest income                                16,628      17,054
Provision for loan losses                             748         654
                                               ----------- -----------
   Net interest income after provision for
    loan losses                                    15,880      16,400
                                               ----------- -----------

Non-interest income:
  Fees and charges                                    573         851
  Gains on sales of securities, net                   558         594
  Other income                                         69         174
                                               ----------- -----------
   Total non-interest income                        1,200       1,619
                                               ----------- -----------

Non-interest expense:
  Compensation and employee benefits                4,177       3,950
  Dividends on unvested restricted stock              169           -
  Dividend equivalent rights                            -         363
  Occupancy                                           793         704
  Equipment and data processing                     1,417       1,591
  Advertising and marketing                           187         204
  Professional services                               311         349
  Merger/conversion                                     -         382
  Amortization of core deposit intangible             526         593
  Other                                               675         590
                                               ----------- -----------
   Total non-interest expense                       8,255       8,726
                                               ----------- -----------

Income before income taxes                          8,825       9,293
Provision for income taxes                          3,428       3,761
                                               ----------- -----------
   Net income                                     $ 5,397     $ 5,532
                                               =========== ===========

Earnings per common share:
   Basic                                          $  0.09     $  0.09
   Diluted                                           0.09        0.09

Weighted average common shares outstanding
 during the period:
   Basic                                       60,309,532  59,944,866
   Diluted                                     61,051,157  60,737,986

               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                        Average Yields / Costs

                              Three months ended March 31,
                  ----------------------------------------------------
                              2006                      2005
                  ----------------------------------------------------
                                      Average                  Average
                    Average  Interest  yield/ Average  Interest yield/
                    balance     (1)    cost   balance     (1)    cost
                  ---------- -------- ------- -------- -------- ------
                                 (Dollars in thousands)
Assets
-----------------
Interest-earning
 assets:
  Short-term
   investments    $  103,473  $ 1,112 4.36% $  139,702  $   846 2.46%
  Debt securities
   (2)               365,822    3,701 4.05     317,408    2,295 2.89
  Equity
   securities (2)     27,597      354 5.18      31,740      320 4.08
  Mortgage loans
   (3)             1,104,372   17,379 6.29   1,109,888   16,670 6.01
  Other
   commercial
   loans (3)          62,786    1,091 6.95      77,752    1,107 5.70
  Indirect
   automobile
   loans (3)         482,534    5,528 4.65     389,468    3,896 4.06
  Other consumer
   loans (3)           2,923       52 7.12       2,959       51 6.76
                   ---------- --------       ---------- --------
   Total
    interest-
    earning
    assets         2,149,507   29,217 5.45%  2,068,917   25,185 4.87%
                              -------------             -------------
Allowance for
 loan losses         (22,307)                  (20,156)
Non-interest
 earning assets       97,862                    90,180
                  -----------               -----------
   Total assets   $2,225,062                $2,138,941
                  ===========               ===========

Liabilities and
 Stockholders'
 Equity
-----------------
Interest-bearing
 liabilities:
  Deposits:
   NOW accounts   $   91,573       52 0.23% $   96,909       35 0.15%
   Savings
    accounts         117,860      405 1.39     159,470      548 1.39
   Money market
    savings
    accounts         230,463    1,196 2.10     294,652      947 1.30
   Certificate of
    deposit
    accounts         645,318    5,793 3.64     472,052    3,029 2.60
                  ----------- --------      ----------- --------
    Total
     deposits      1,085,214    7,446 2.78   1,023,083    4,559 1.81
  Borrowed funds     448,922    4,843 4.32     403,962    3,382 3.35
  Subordinated
   debt               12,207      207 6.78      11,032      135 4.93
                  ----------- --------      ----------- --------
   Total interest
    bearing
    liabilities    1,546,343   12,496 3.28%  1,438,077    8,076 2.28%
                             -------- -----            -------- -----
Non-interest-
 bearing demand
 checking
 accounts             62,608                    66,140
Other liabilities     19,549                    17,058
                  -----------               -----------
  Total
   liabilities     1,628,500                 1,521,275
Stockholders'
 equity              596,562                   617,666
                  -----------               -----------
  Total
   liabilities
   and
   stockholders'
   equity         $2,225,062                $2,138,941
                  ===========               ===========
Net interest
 income (tax
 equivalent
 basis)/interest
 rate spread (4)               16,721 2.17%             17,109  2.59%
                                      =====                     =====
Less adjustment
 of tax exempt
 income                            93                        55
                              --------                  --------
Net interest
 income                       $16,628                   $17,054
                              ========                  ========
Net interest
 margin (5)                           3.11%                     3.31%
                                      =====                     =====

(1) Tax exempt income on equity securities and municipal bonds is included on a tax equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.

(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                                                       Three months
                                                           ended
                                                         March 31,
                                                     -----------------
                                                       2006      2005
                                                     -------  --------

Performance Ratios (annualized):
Return on average assets                               0.97 %   1.03 %
Return on average stockholders= equity                 3.62 %   3.58 %
Interest rate spread                                   2.17 %   2.59 %
Net interest margin                                    3.11 %   3.31 %

Dividends paid per share during period               $0.285   $0.285

                                              At        At       At
                                             March   December  March
                                              31,       31,      31,
                                             2006      2005     2005
                                          --------- --------- --------
                                          (dollars in thousands except
                                                  per share data)
Capital Ratio:
Stockholders= equity to total assets         26.33%    27.20%   28.02%

Asset Quality:
Non-performing loans                       $   911   $   480  $   489
Non-performing assets                        1,517       973    2,232
Allowance for loan losses                   22,478    22,248   21,383
Allowance for loan losses as a percent
 of total loans                               1.34%     1.36%    1.35%
Non-performing assets as a percent of
 total assets                                 0.07%     0.04%    0.10%

Per Share Data:
Book value per share                       $  9.59   $  9.78  $  9.93
Tangible book value per share                 8.87      9.05     9.15
Market value per share                       15.49     14.17    14.90



    CONTACT: Brookline Bancorp, Inc.
             Paul R. Bechet, 617-278-6405